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                                 DARSIE & ELSTE
                                ATTORNEYS AT LAW
                                 P.O. BOX 22219
                            LEXINGTON, KENTUCKY 40522
GAY M. ELSTE                                                 JOHN C. DARSIE, JR.
                                                                (1936 - 1994)
                                             October 23, 2003

Dupree Mutual Funds
P.O. Box 1149
Lexington, Kentucky 40588-1149

Dear Ladies and Gentlemen:

     Dupree Mutual Funds (the ATrust@) is filing with the Securities and exchange Commission Post Effective Amendment No. 44 to the Registration Statement filed under the Securities Act of 1933 (File No. 2-64233) and Amendment No. 45 to the Registration Statement filed under the Investment Company Act of 1940 (File No. 811-2918).

     As current counsel to the Trust, this firm has participated in various proceedings relating to the Trust and its predecessor. The undersigned has examined documents, including the Trust= Declaration of Trust, amendment thereto, its Bylaws and minutes.

     Based on the foregoing, it is my opinion that:

      1. The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Kentucky;


      2. The Trust is authorized to issue an unlimited number of shares of beneficial interest in the eleven series, known as Alabama Tax-Free Income Series, Alabama Tax-Free Short-to-Medium Series, Kentucky Tax-Free Income Series, Kentucky Tax-Free Short to Medium Series, Intermediate Government Bond Series, Mississippi Tax-Free Income Series, Mississippi Tax-Free Short-to-Medium Series, North Carolina Tax-Free Income Series, North Carolina Tax-Free Short to Medium Series, Tennessee Tax-Free Income Series, and Tennessee Tax-Free Short to Medium Series. In accordance with the applicable provision of Kentucky law and the Trust=s Declaration of Trust, shares which are issued and subsequently redeemed by the Trust may be held as Treasury shares, reissued or canceled as determined by the Trustees of the Trust; and


      3. Subject to the filing of Annual Rule 24f-2 Notices to register shares sold during each preceding fiscal year, the shares which are issued by the Trust are legally issued and outstanding and fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Post-Effective Amendment No. 44, Amendment No. 45.

                                        Yours very truly,

                                        DARSIE & ELST


 By       /s/ Gay M. Elste
    -------------------------------

                                   Exhibit (I)